UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2025

Virgin Galactic Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)

(949) 774-7640

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 9, 2025, Virgin Galactic Holdings, Inc. (the “Company”) entered into separate, privately negotiated repurchase agreements (the “Repurchase Agreements”) with a limited number of holders of its 2.50% convertible senior notes due 2027 (the “Existing Convertible Notes”), whereby the Company will repurchase approximately $354.6 million in aggregate principal amount of its Existing Convertible Notes (the “Repurchases”) with cash proceeds from the Registered Offering (as defined below) and the Private Placement (as defined below).

Concurrently with entering into the Repurchase Agreements, the Company entered into separate, privately negotiated subscription agreements with certain investors (the “Subscription Agreements”) pursuant to which it will issue and sell for cash, in a registered direct offering, an aggregate of approximately $45.6 million of (i) shares (the “Shares”) of its common stock, par value $0.0001 per share ( “Common Stock”), and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of its Common Stock (collectively, the “Registered Offering”). Under the Subscription Agreements, the purchase price of the Shares to be issued in the Registered Offering will be equal to the greater of (i) a “VWAP Price”, which is the lesser of (x) the average of the daily volume-weighted average prices of the Company’s Common Stock over the seven consecutive trading day period beginning on, and including, the first full trading day following execution of the Subscription Agreements and (y) a price per share equal to 150% of the Minimum Price (as defined below) and (ii) a Minimum Price. The purchase price for the Pre-Funded Warrants will be equal to the purchase price for the Shares, minus $0.0001 per Pre-Funded Warrant. The maximum number of shares of Common Stock and shares of Common Stock underlying Pre-Funded Warrants to be issued in the Registered Offering will be 10.6 million.

Concurrently with the Registered Offering, the Company will issue and sell for cash, in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), (i) approximately $202.6 million aggregate principal amount of a new series of its 9.80% First Lien Notes due 2028 (the “New Notes”) (subject to adjustment described below) and (ii) warrants, exercisable from six months from the date of issue until five years from the date of issue, to purchase an aggregate of up to approximately 30.3 million of shares of Common Stock (the “Purchase Warrants”) (subject to adjustment described below), at an exercise price equal to 155% of the purchase price of the Shares as discussed above (collectively, the “Private Placement”, and together with the Repurchases and Registered Offering, the “Transactions”). The number of Purchase Warrants will depend on the final purchase price of the shares of Common Stock as described above. The Purchase Warrants will be exercisable only for cash and will be subject to appropriate adjustment in the event of cash or share dividends, share splits, share repurchases, reorganizations or similar events affecting the Common Stock.

The New Notes and related guarantees will be issued pursuant to the terms of an indenture, by and among the Company, the subsidiary guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent (the “New Notes Indenture”). The New Notes will be secured by a first-priority lien on substantially all of the assets of the Company and any guarantors, subject to customary exceptions, pursuant to a security agreement and related collateral documents. Delivery of the New Notes will be made through the facilities of The Depository Trust Company. The Company will pay interest on the New Notes, in cash, on March 31, June 30, September 30 and December 31 of each year, beginning in March 2026. The Company will be required to redeem approximately $30.4 million of the New Notes on or before September 30, 2026, and beginning on December 31, 2027 and at every calendar quarter end thereafter, the Company shall redeem approximately $10.1 million of the outstanding New Notes. In addition, it will be required to repurchase New Notes upon certain asset sales and capital raises, but proceeds from the ATM Program (as defined below) will not be required to be used to repurchase the New Notes. The Company may redeem any or all of the New Notes at par plus accrued and unpaid interest at any time. Any such mandatory or optional redemptions may be made using cash, or subject to certain conditions, shares of Common Stock or a combination thereof. The Company’s right to effect redemptions under the New Notes Indenture using shares of Common Stock, will be subject to, among other things, the requirement that a resale registration statement required under the terms of the Registration Rights Agreement, described below, is effective, and that value of the shares to be issued is no less than the minimum price as of such time, in compliance with New York Stock Exchange requirements, and in any case is no less than as set forth in the New Notes Indenture. The Company will not be subject to financial maintenance covenants under the New Notes Indenture but will be subject to certain customary covenants, including but not limited to, limitations on debt, liens, restricted payments, investments, asset sales, affiliate transactions, liability management exercise protections, change of control transactions and other market-standard terms, all subject to materiality thresholds, carve-outs and exceptions.

The aggregate principal amount of New Notes to be issued in the Private Placement will be determined pursuant to mechanics specified in the Subscription Agreement, but is expected to be approximately $202.6 million, provided, that, if the VWAP Price is less than $4.32 per share of Common Stock (the “Minimum Price”), the Company will issue and sell additional New Notes in an amount equal to the product of (x) the aggregate number of shares of Common Stock and shares of Common Stock underlying Pre-Funded Warrants issued under the Subscription Agreements and (y) the positive difference between the Minimum Price and the VWAP Price, and will issue and sell a corresponding number of additional Purchase Warrants in an amount equal to the quotient derived from dividing the number of additional New Notes to be purchased by the Exercise Price.

Upon completion of the Transactions, the Company will have reduced the outstanding principal amount of its Existing Convertible Notes from $425.0 million to approximately $70.4 million.

The shares of Common Stock and Pre-Funded Warrants (and shares of Common Stock underlying the Pre-Funded Warrants) to be issued in the Registered Offering will be offered under the Company’s existing shelf registration statement on Form S-3 (as amended, the “Registration Statement”; File No. 333-272826), which was initially filed with the Securities and Exchange Commission (the “SEC”) on June 22, 2023, that includes its current at-the-market offering program (the “ATM Program”), and the accompanying prospectus supplement relating to the Registered Offering, dated December 9, 2025. Prior to the filing of the prospectus supplement relating to the Registered Offering, the Company filed a prospectus supplement to the prospectus for the ATM Program to reduce the maximum aggregate amount of securities the Company may offer under the Registration Statement pursuant to the ATM Program by the amount of the Registered Offering. The Company will file a new registration statement on Form S-3 (the “New Registration Statement”) with the SEC in order to register approximately $45.6 million of shares of Common Stock for issuance and sale under the ATM Program in order to offset the reduction described above. Once the New Registration Statement is declared effective by the SEC, the Company will have the ability to offer and sell shares of Common Stock having an aggregate offering price of up to $300,000,000 from time to time under the ATM Program, inclusive of sales since the initiation of the ATM Program in November 2024. As of the date hereof, the Company has sold approximately $138.2 million of shares of Common Stock under the ATM Program.

The Private Placement is being made without registration under the Securities Act, or any securities laws of any state of the United States or of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Private Placement is only being made to investors who are institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act that are also “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act. The Company will enter into a registration rights agreement (the “Registration Rights Agreement”), with customary terms, in which it will agree to file a resale registration statement with the SEC to register the resale of shares of Common Stock issuable upon exercise of the Purchase Warrants as well as shares of Common Stock that may be issued in redemptions pursuant to the terms of the New Notes Indenture.

There is no underwriter, initial purchaser or placement agent in the Registered Offering or Private Placement and, accordingly, no underwriting discounts or commissions will be paid by the Company in connection with such transactions.

The closing of the Transactions is scheduled to occur on December 18, 2025, and is subject to customary closing conditions.

The foregoing description of the Subscription Agreements and the Repurchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement and the form of Repurchase Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Company expects to file copies of additional definitive transaction documents related to the Transactions described herein on one or more subsequent Current Reports on Form 8-K, including: (i) the indenture governing the New Notes and the form of New Note; (ii) the registration rights agreement with respect to the shares of Common Stock issuable upon exercise of the Purchase Warrants, and shares that may be issued pursuant to the terms of the New Notes Indenture; (iii) the form of Pre-Funded Warrant; and (iv) the private placement warrant agreement and the form of Purchase Warrant.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On December 9, 2025, the Company issued a press release announcing the Transactions.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in Item 7.01 of this Current Report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

A copy of the opinion of O’Melveny & Myers LLP relating to the validity of the shares of Common Stock and Pre-Funded Warrants to be issued in the Registered Offering is filed as Exhibit 5.1 hereto to this Current Report on Form 8-K and is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of O’Melveny & Myers LLP, dated December 9, 2025

10.1	Form of Subscription Agreement

10.2	Form of Repurchase Agreement

23.1	Consent of O’Melveny & Myers (contained in Exhibit 5.1)

99.1	Press Release, dated December 9, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN GALACTIC HOLDINGS, INC.

Date: December 9, 2025	By:	/s/ Sarah Kim
	Name:	Sarah Kim
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary